UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/10/2006

TRIMERIS INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 419-6050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On November 10, 2006, Trimeris, Inc. (the "Company") issued a press release announcing that it had delayed filing its Quarterly Report on Form 10-Q for the period ended September 30, 2006, in order to complete research into an accounting question that arose during the final stages of preparing the Form 10-Q. In addition, the Company announced that the question had been resolved with no impact on earnings or other financial information previously provided.

Furthermore, the Company stated that it would file a Form 12b-25, Notification of Late Filing, with the SEC on Monday, November 13, 2006, the first SEC business day after the regularly scheduled due date of the 10-Q and that it also intended to file its Form 10-Q on Monday, November 13, 2006. The Company made both of these filings on Monday, November 13, 2006.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1    Press release dated November 10, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

Date: November 15, 2006	By:	/s/ Robert R. Bonczek
Robert R. Bonczek
CFO and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated November 10, 2006